SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                September 15, 2008
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               Date of Report (date of earliest event reported)


                             ALL-AMERICAN SPORTPARK, INC.
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             Exact name of Registrant as Specified in its Charter


         Nevada                   0-024970                  88-0203976
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State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         6730 South Las Vegas Boulevard, Las Vegas, NV  89119
         ----------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (702) 798-7777
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             Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 15, 2008, All-American SportPark, Inc. (the "Company") entered into a settlement agreement with Urban Land of Nevada, Inc. ("Urban Land") pursuant to which all of the outstanding claims between Urban Land, the Company and certain other related parties. As a result of the settlement agreement, the appeal pending before the Nevada Supreme Court and the arbitration proceedings involving the parties which have previously been reported by the Company have been or will be ended.

     Under the terms of the settlement agreement, Urban Land has agreed to pay the Company $850,000 for the Sierra SportService matter. Further, Urban Land will not charge any rent for the ground lease on the Callaway Golf Center for the months of October 2008 through March 2009. Effective on April 1, 2009, the minimum rent under the lease will be approximately $40,140 per month which amount will be subject to certain increases in October 2012 and October 2017. In addition, Urban Land's 35% interest in the Company's All American Golf Center, Inc. subsidiary has been cancelled.

	As part of the settlement, Urban Land also paid ASI Group, LLC, a principal shareholder of the Company, $185,877 for legal expenses and released certain other related parties from any liability in connection with the legal proceedings.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ALL-AMERICAN SPORTPARK, INC.


Date:  September 22, 2008              By: /s/ Ronald S. Boreta
                                           Ronald S. Boreta, President